Exhibit 10.18.2

FIRST AMENDMENT TO THE SEMCO ENERGY, INC.
SHORT-TERM INCENTIVE PLAN

THIS FIRST AMENDMENT is made as of this 16th day of August, 2006, by SEMCO ENERGY, INC. (the “Company”), a corporation organized and existing under the laws of the State of Michigan.

W I T N E S S E T H:

WHEREAS, the Company maintains the SEMCO Energy, Inc. Short-Term Incentive Plan (the “STIP”), which was last amended and restated effective January 1, 2005; and

WHEREAS, the Company desires to amend the STIP effective as of January 1, 2006 to permit the establishment of STIP threshold, target, and maximum performance targets and related payouts annually by the Compensation Committee (subject to approval by the Board of Directors), depending on the particular annual STIP metrics chosen and any other facts and circumstances the Committee deems necessary or appropriate to take into consideration;

NOW, THEREFORE, the STIP is hereby amended, effective as of January 1, 2006, as follows:

1.  By deleting the first and second paragraphs of the Incentive Opportunity Levels section of the STIP and substituting therefor the following:

The threshold, target, and maximum performance levels and related payouts for the Short-Term Incentive Plan shall be determined annually by the Compensation Committee and approved by the Board of Directors. Such annual performance targets and payouts shall be appropriate for the particular annual metrics chosen to measure performance under the Short-Term Incentive Plan and shall take into consideration any other facts and circumstances the Compensation Committee deems it necessary or appropriate to consider in making this determination.

2.  By deleting the numeric entries in first table of the Incentive Opportunity Levels section of the STIP and substituting, annually, the numeric threshold, target, and maximum performance levels and related payouts for the STIP as determined by the Compensation Committee and approved by the Board of Directors.

3.  By deleting the existing Schedules A and B of the STIP their entirety.

Except as specifically amended hereby, the STIP shall remain in full force and effect as prior to this First Amendment.

IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed as of the day and year first above written.

SEMCO ENERGY, INC.

By:	/s/ Lance Smotherman

Title:	V.P. of H.R. & Administration